UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549
                         ______________________________

                                    FORM 8-K
                               CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):       December 28, 2006

                                    0-15898
                           (Commission File Number)
                       ______________________________

                       CASUAL MALE RETAIL GROUP, INC.
             (Exact name of registrant as specified in its charter)

Delaware                                             04-2623104
(State of Incorporation)                  (IRS Employer Identification
                                                       Number)

                 555 Turnpike Street, Canton, Massachusetts 02021
               (Address of registrant's principal executive office)

                             (781) 828-9300
                    (Registrant's telephone number)
______________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act  (17 CFR
    240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act(17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act(17 CFR 240.13e-4(c))














ITEM 1.01 - ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On December 28, 2006, in connection with the recent announcement by Casual Male Retail Group, Inc. (the "Company") of its redemption of $40 million principal amount of its 5% Convertible Senior Subordinated Notes due 2024, the Company amended its credit facility with Bank of America, N.A by executing the Fifth Amended and Restated Loan and Security Agreement (the "Credit Facility"). The amended Credit Facility will permit the Company to, among other things, repurchase, redeem or acquire its Common Stock or its Convertible Notes provided that the Company's Total Facility Usage Ratio, as defined in the Credit Facility, does not exceed 80% immediately after the transaction or over the respective following twelve months.

The Credit Facility provides for a total commitment of $110 million comprised of (i) a $100 million revolving credit facility which includes a sublimit of $20 million for commercial and standby letter of credits and a sublimit of up to $15 million for SwingLine Loans and (ii) a $10 million "Last Out" revolving credit facility, which will be subordinate to the $100 million revolving credit facility. If at any time the Company's Excess Availability Ratio, as defined in the Credit Agreement, is less than 50%, borrowings by the Company must first be made from the "Last Out" revolving credit facility before borrowing from the $100 million revolving credit facility. Borrowings under the Credit Facility bear interest at variable rates based on Bank of America's prime rate or the London Interbank Offering Rate ("LIBOR") and vary depending on the Company's levels of excess availability. The Company's interest costs under the $100 million revolving credit facility were reduced by approximately 75 basis points depending on its level of excess availability.

The Company's ability to borrow under the Credit Facility is determined using an availability formula based on eligible assets, with increased advance rates based on seasonality. On December 28, 2006, the Company's availability under the Credit Facility was $83.0 million and there were no borrowings outstanding. The maturity date of the Credit Facility is October 29, 2008.

The Company's obligations under the Credit Facility are secured by a lien on all of its assets. The Credit Facility includes certain covenants and events of default customary for credit facilities of this nature, including change of control provisions and limitations on payment of dividends by the Company.



















                                 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                              CASUAL MALE RETAIL GROUP, INC.
                                              By: /s/ DENNIS R. HERNREICH
						          ---------------------------
                                              Name:  Dennis R. Hernreich
                                              Title: Executive Vice President
                                                     and Chief Financial Officer





Date:  December 28, 2006